EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 18, 2003 in the Registration Statement and the related Prospectus of Octillion Corp. for the registration of up to 3,000,000 shares of its common stock.

/s/ Clancy and Co., P.L.L.C.

-------------------------------------------------------

Clancy and Co. P.L.L.C.

Certified Public Accountants and Consultants

Phoenix, Arizona

February 20, 2006